UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01
Entry Into a Material Definitive Agreement.

On April 26, 2021, we received a loan in the principal amount of $236,410 from the U.S. Small Business Administration under the Paycheck Protection Program. The loan, which is documented by a Note and Loan Agreement, bears interest at a rate of 1% per year and is due in five (5) years. No payments under the Note are due during the time that payments are deferred under the Coronavirus Aid, Relief, and Economic Security Act, Paycheck Protection Program Flexibility Act of 2020, and the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Act”). One month after the deferral period provided under the Act expires, we will be required to make monthly payments of principal and interest in such equal amounts as are required to fully amortize the loan by the maturity date. The Note may be prepaid at any time without penalty. Upon fulfillment of conditions for forgiveness provided by the Paycheck Protection Program under the Act, the loan may be forgiven in whole or in part.

The foregoing is a summary of the material terms of the Note and Loan Agreement. These documents, which are filed herewith as Exhibit 10.1, should be reviewed in their entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note and Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.
Date: April 30, 2021	By: /s/ Alvaro Daniel Alberttis Alvaro Daniel Alberttis Principal Executive Officer